                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
                            HealthCare COMPARE Corp.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                      N/A
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(i)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------

     (3) Filing party:

- - --------------------------------------------------------------------------------

     (4) Date filed:

- - --------------------------------------------------------------------------------

Healthcare Logo
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 21, 1996

     Notice is hereby given that the Annual Meeting of Stockholders of HealthCare COMPARE Corp., a Delaware corporation (the "Company"), will be held at the offices of the Company, 3200 Highland Avenue, Downers Grove, Illinois 60515 on Tuesday, May 21, 1996 at 10:00 a.m., local time, for the following purposes:

     (1) To elect nine directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

     (2) To approve certain amendments to the Directors' Option Plan.

     (3) To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 1, 1996 are entitled to notice of and to vote at the meeting and any postponements or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder at the Company's executive offices, for any purpose germane to such meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting.

                                          By Order of the Board of Directors,

                                          RONALD H. GALOWICH
                                          Secretary
Downers Grove, Illinois
April 19, 1996
                               ------------------

     THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE TO DO SO.

                            HEALTHCARE COMPARE CORP.
                              3200 HIGHLAND AVENUE
                         DOWNERS GROVE, ILLINOIS 60515

                               ------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 1996
                               ------------------

                                  INTRODUCTION

     The accompanying proxy is solicited by the Board of Directors of HealthCare COMPARE Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any postponements or adjournments thereof. The Company's principal executive offices are located at 3200 Highland Avenue, Downers Grove, Illinois 60515, and its telephone number is (708) 241-7900. Stockholders of record at the close of business on April 1, 1996 are entitled to notice of and to vote at the meeting. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about April 19, 1996.

                                  THE MEETING

VOTING AT THE MEETING

     On April 1, 1996, there were issued and outstanding 34,952,162 shares of common stock, $.01 par value (the "Common Stock"), held by approximately 1,400 holders of record. Each share of Common Stock issued and outstanding on the record date entitles the holder thereof to one vote on all matters submitted to a vote of stockholders at the meeting.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum. The affirmative vote of the holders of a plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors. The affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, will be necessary for the approval of the proposed amendments to the Directors' Option Plan (the "Directors' Plan").

PROXIES AND PROXY SOLICITATION

     All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the directions marked on the proxies, unless such proxies previously have been revoked. If no directions are indicated on such proxies, they will be voted FOR the election of each nominee named below under "Election of Directors" and FOR the approval of the amendments to the Directors' Plan. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the meeting, he may elect to revoke his proxy and vote his shares personally.

     Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

     In addition to solicitation by mail, the Company has engaged the firm of D.
F. King & Co. Inc. to assist in the solicitation of proxies at an estimated cost of not more than $7,500. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or other means of communication. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock which are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

                           COMMON STOCK OWNERSHIP OF
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of April 1, 1996, certain information concerning each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock.

                                                                  NUMBER OF SHARES      APPROXIMATE
                                                                    BENEFICIALLY          PERCENT
                       NAME AND ADDRESS                                OWNED             OF CLASS
- - ---------------------------------------------------------------   ----------------      -----------
CIBC Trust Company (Bahamas) Limited, as Trustee under
  Settlement T-551(1)..........................................       2,000,000             5.7%
Post Office Box N-3933
Shirley Street
Nassau, Bahamas

- - ---------------
(1) The beneficiaries of the trusts are the grandchildren of A.N. Pritzker, deceased. The trustee has sole voting and investment power with respect to such shares.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth as of April 1, 1996, certain information concerning the beneficial ownership of Common Stock by (i) each director and nominee, (ii) each executive officer named in the Summary Compensation Table appearing elsewhere herein, and (iii) all directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

                                                                                         APPROXIMATE
                                                               NUMBER OF SHARES       PERCENT OF CLASS
                           NAME                               BENEFICIALLY OWNED      (IF MORE THAN 1%)
- - -----------------------------------------------------------   ------------------      -----------------
Thomas J. Pritzker.........................................          661,200(1)              1.9%
Robert J. Becker, M.D., F.A.C.P............................           85,900(2)                 *
Michael J. Boskin, Ph.D....................................           17,000(3)                 *
Daniel S. Brunner..........................................          131,383(4)                 *
Robert S. Colman...........................................          131,312(5)                 *
Ronald H. Galowich.........................................           95,500(6)                 *
Burton W. Kanter...........................................           21,000(7)                 *
David E. Simon.............................................           15,000(8)                 *
James C. Smith.............................................          530,993(9)              1.5%
Mary Anne Carpenter........................................           23,424(10)                *
Alton L. Dickerson.........................................           36,561(11)                *
Patrick G. Dills...........................................           22,208                    *
Lottie A. Kurcz............................................           26,696(12)                *
Joseph E. Whitters.........................................           36,242(13)                *
Edward L. Wristen..........................................           64,479(14)                *
All Directors and Executive Officers as a Group (15
  persons).................................................        1,898,898(15)             5.4%

- - ---------------
 *  Less than 1%.

 (1) Includes 66,000 shares subject to immediately exercisable options held by Mr. Pritzker.

 (2) Includes 50,000 shares beneficially owned by Dr. Becker's wife.

 (3) Includes 17,000 shares subject to immediately exercisable options held by Dr. Boskin.

 (4) Includes 4,500 shares subject to immediately exercisable options held by Mr. Brunner and 75,000 shares held by a trust of which Mr. Brunner is a co-trustee.

 (5) Includes 15,000 shares subject to immediately exercisable options held by Mr. Colman, 116,126 shares held by a trust of which Mr. Colman is the trustee and 186 shares beneficially owned by Mr. Colman's wife.

 (6) Includes 16,000 shares subject to immediately exercisable options held by Mr. Galowich.

 (7) Includes 21,000 shares subject to immediately exercisable options held by Mr. Kanter. Does not include 355,000 shares owned by Walnut Capital Corp., of which Mr. Kanter is the Chairman of the Board, or 77,000 shares owned by Walnut Financial Services, Inc. of which Mr. Kanter is the Chairman of the Board. Mr. Kanter disclaims beneficial ownership of all shares owned by Walnut Capital Corp. and by Walnut Financial Services, Inc.

 (8) Includes 15,000 shares subject to immediately exercisable options held by Mr. Simon.

 (9) Includes 28,696 shares held by a foundation of which Mr. Smith is an officer and director.

(10) Includes 4,125 shares subject to immediately exercisable options held by Ms. Carpenter.

(11) Includes 35,293 shares subject to options held by Mr. Dickerson that are exercisable on or within 60 days after April 1, 1996.

(12) Includes 26,250 shares subject to immediately exercisable options held by Ms. Kurcz.

(13) Includes 20,624 shares subject to immediately exercisable options held by Mr. Whitters.

(14) Includes 53,000 shares subject to options held by Mr. Wristen that are exercisable on or within 60 days after April 1, 1996.

(15) Includes an aggregate of 293,792 shares subject to options that are exercisable on or within 60 days after April 1, 1996.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who beneficially own more than 10% of the outstanding Common Stock to file reports of initial ownership and changes in ownership of Common Stock with the Securities and Exchange Commission (the "Commission"). Based solely on a review of such reports furnished to the Company, the Company believes that during 1995 all persons known by it to be subject to these regulations filed the required reports on a timely basis.

                             ELECTION OF DIRECTORS

     At the meeting, nine directors are to be elected to the Board of Directors. Each director elected at the meeting will hold office until the next Annual Meeting of Stockholders of the Company or until his respective successor is duly elected and qualified.

     The Board of Directors has nominated and it is the intention of the persons named in the enclosed proxy to vote for the election of the nominees named below, each of whom has consented to serve as a director if elected. All of the nominees have previously been elected at meetings of the Company's stockholders.

     J. Patrick Foley, a director of the Company since 1986, has resigned from the Board of Directors in order to pursue other career opportunities. The Board of Directors wishes to express its gratitude for Mr. Foley's long and faithful years of service to the Company.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

     The following information is furnished with respect to each nominee:

                       NAME, PRINCIPAL OCCUPATION                                   YEAR FIRST
                       AND OTHER DIRECTORSHIPS(1)                           AGE      ELECTED
- - ------------------------------------------------------------------------    ---     ----------
Thomas J. Pritzker......................................................    45         1990(2)
Chairman of the Board of the Company since May 1990; President of Hyatt
Corporation, a diversified company primarily engaged in real estate and hotel management activities, since March 1979; director of Tenet
Healthcare Corporation a hospital management and healthcare services company.
Robert J. Becker, M.D., F.A.C.P.........................................    73         1982
Chairman Emeritus and private investor since May 1990; founder of the
Company and Chairman of the Board from its inception to May 1990;
prior thereto, engaged in the practice of internal medicine (allergy and clinical immunology) for 26 years; director of GMIS, a medical cost containment company.
Michael J. Boskin, Ph.D.................................................    50         1994
Professor of Economics, Stanford University since 1971; Research
Associate, National Bureau of Economic Research since 1975; President and Chief Executive Officer of Boskin & Company, an economic consulting firm, since 1980; Adjunct Scholar, American Enterprise Institute since
1993; Chairman of the Council of Economic Advisors from 1989 to 1993;
director of Oracle Systems, Inc., a developer of computer software, and
Exxon Corporation, an integrated oil and gas company.
Daniel S. Brunner.......................................................    52         1988
Executive Vice President--Government Affairs of the Company since
January 1994; Chief Operating Officer--Policy and Government Affairs
of the Company from 1992 to January 1994.
Robert S. Colman........................................................    54         1992
Founder in 1989 of R.S. Colman Company, a private merchant banking firm;
founder and partner since 1991 of Colman Furlong & Co., a private merchant banking firm; from 1978 to 1989, co-founding partner of
Robertson, Colman & Stephens, an investment banking firm; director of
Cleveland-Cliffs, Inc., a producer and processor of iron ore; New Image
Industries, Inc., a manufacturer and marketer of dental intraoral cameras and related imaging systems; and Van Wagoner Funds, Inc., a no-
load, open-end management investment company.
Ronald H. Galowich......................................................    60         1982
Secretary and General Counsel of the Company since 1983; Executive Vice
President of the Company from 1983 to May 1994; Chairman of the Board of Madison Group Holdings, Inc., a multipurpose business and investment company since 1990; Chairman, Madison Realty Group, Inc., a real estate investment and development firm since 1985; Chairman and Chief Executive
Officer of Madison Information Technologies, Inc., a data integration, software solutions and technology company serving the healthcare industry since 1994.
Burton W. Kanter........................................................    65         1984
Of counsel to the law firm of Neal, Gerber & Eisenberg since 1986;
Chairman of the Board of Walnut Financial Services, Inc., a venture capital and consulting firm, since February 1995; Chairman of the Board of Walnut Capital Corp., a venture capital firm, since 1983; director of
Logic Devices Incorporated, a manufacturer of microchips; Scientific
Measurement Systems, Inc., a manufacturer and retailer of industrial tomographic machines; Power Cell, Inc., a developer of long life auxiliary batteries; and Channel America LPTV Holdings, Inc., a network of television stations.

                       NAME, PRINCIPAL OCCUPATION                                   YEAR FIRST
                       AND OTHER DIRECTORSHIPS(1)                           AGE      ELECTED
- - ------------------------------------------------------------------------    ---     ----------
David E. Simon..........................................................    34         1990
President, Chief Executive Officer and director of Simon Property Group,
  Inc., a real estate investment trust which is a shopping center owner, developer and manager, since 1993; Executive Vice President and Chief
Financial Officer of Melvin Simon & Associates, Inc., a privately-held firm engaged in the development of shopping centers, since 1990; Vice
President of Wasserstein Perella & Co., Inc., an investment banking firm, from 1988 to 1990.
James C. Smith..........................................................    55         1984
President and Chief Executive Officer of the Company since January 1984.

- - ---------------
(1) Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act and directorships of issuers registered as investment companies under the Investment Company Act of 1940, as amended, are required to be listed in the above table.

(2) Mr. Pritzker previously served as a director of the Company from 1985 to 1986.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors has designated an Audit Committee, a Compensation Committee and a Committee on Director Affairs. The current members of the Audit Committee are Burton W. Kanter (Chairman), Michael J. Boskin, Ronald H. Galowich and Robert J. Becker, M.D. The current members of the Compensation Committee are Robert S. Colman (Chairman), Ronald H. Galowich and David E. Simon. The current members of the Committee on Director Affairs are Michael J. Boskin (Chairman), Robert S. Colman and Thomas J. Pritzker.

     The functions of the Audit Committee include reviewing the independence of the Company's independent auditors, recommending to the Board of Directors the engagement and discharge of independent auditors, reviewing with the independent auditors the plan, scope and results of auditing engagements, reviewing the accounting principles being applied and the effectiveness of internal controls, assuring, in its oversight role, that management fulfills its responsibilities in the preparation of the Company's financial statements, directing and supervising special investigations at the Board of Directors' request and reviewing and approving or disapproving specific transactions when requested to do so by the Board of Directors.

     The functions of the Compensation Committee include administering and interpreting the Company's various stock option and stock purchase plans, and making certain recommendations to the Board of Directors with respect to executive compensation and the hiring of members of senior management whose salaries exceed a level specified from time to time by the Board of Directors.

     The functions of the Committee on Director Affairs include identifying potential candidates to serve as directors of the Company, submitting recommendations with respect to such candidates to the Board of Directors and providing an annual assessment to the Board of its performance. The Committee on Director Affairs will consider nominees recommended by stockholders. Any suggestions may be submitted in writing to the attention of "Committee on Director Affairs of the Board of Directors" at the Company's principal offices.

     During 1995, the Board of Directors held five meetings, the Audit Committee held two meetings, the Compensation Committee held one meeting and took action once by written consent, the Nominating Committee, the predecessor to the Committee on Director Affairs, did not meet. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the committees on which he served with the exception of Mr. Simon.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Robert S. Colman (Chairman), Ronald H. Galowich and David E. Simon. Other than Mr. Galowich, who serves as Secretary and General Counsel of the Company, none of the members of the committee, during 1995 or prior thereto, was an officer or employee of the Company or any of its subsidiaries. Mr. Galowich does not participate in any deliberations regarding his compensation.

     J. Patrick Foley, who served as a member of the Compensation Committee until he resigned from the Board of Directors in March, 1996, is Chairman of the Board and Chief Executive Officer of DHL Airways, Inc. ("DHL"). The Company provides utilization management services and PPO services to a benefit plan maintained by DHL. Such services are performed pursuant to standardized service contracts, the terms of which are no less favorable to the Company than those obtainable from unaffiliated parties. During 1995, the aggregate fees paid to the Company by DHL were approximately $305,000.

     The Company has entered into a retainer agreement with Ronald H. Galowich which expires on December 31, 1996, pursuant to which he continues to be employed as the General Counsel of the Company. As consideration for such services, Mr. Galowich receives $3,750 per month and is entitled to participate in all employee welfare benefit programs maintained by the Company for its employees and executives. In addition, the Company has agreed to provide to Mr. Galowich and his wife (if he subsequently remarries and requests coverage for his wife), for the life of each of them, at the Company's expense (subject to certain limitations), various health benefits.

CERTAIN OTHER TRANSACTIONS

     Trusts for the benefit of certain members of the Pritzker family beneficially own approximately 5.7% of the Common Stock. See "Common Stock Ownership of Certain Beneficial Owners." In addition, other trusts for the benefit of certain members of the Pritzker family control Hyatt Corporation ("Hyatt") and other trusts for the benefit of certain members of the Pritzker family own, directly or indirectly, Marmon Holdings, Inc. ("Marmon"). As used herein, "Pritzker family" refers to the lineal descendants of Nicholas J. Pritzker, deceased. Thomas J. Pritzker, Chairman of the Board of the Company, is the President of Hyatt. The Company provides utilization management services and preferred provider organization ("PPO") services to a benefit plan maintained by Hyatt. In addition, the Company provides utilization review and PPO services to certain subsidiaries of Marmon. Such services are performed pursuant to standardized service contracts, the terms of which are no less favorable to the Company than those obtainable from unaffiliated parties. During 1995, the aggregate fees paid to the Company by Hyatt and by subsidiaries of Marmon were approximately $201,000 and $178,000, respectively.

     During 1995, a subsidiary of the Company purchased for $7,976,051, a limited partnership interest in Trimont Partners 1995, Limited Partnership (the "1995 Partnership"), the general partner of which is Triton Container International Limited ("Triton") and one of the other limited partners of which is Rosemont Leasing, Inc. ("Rosemont"). The 1995 Partnership used the capital contributions of its partners to acquire a 50% partnership interest in the 1995 tranche of Trimont Leasing Partners ("Trimont"). Trimont, in turn, used the capital contributions of its partners and the proceeds of loans to acquire intermodal cargo containers which are being managed by Triton and leased to third parties. Trusts for the benefit of certain members of the Pritzker family and their relatives beneficially own approximately 78% of Triton, and trusts for the benefit of members of the Pritzker family indirectly own all of the capital stock of Rosemont. Thomas J. Pritzker did not participate in any of the Board's discussions regarding this transaction, and the Board directed the Audit Committee to review the advisability of, and approve or disapprove, the proposed investment in the 1995 Partnership. The Audit Committee reviewed the proposed investment with its outside legal and accounting advisors and, after extensive deliberations, concluded that the investment was appropriate and beneficial to the Company and was being made on an arm's length basis.

     Pursuant to provisions of its Certificate of Incorporation and By-laws, the Company agreed to indemnify James C. Smith and Joseph E. Whitters against certain expenses incurred by them in defending a civil lawsuit in which the Company and Messrs. Smith and Whitters were named defendants. The lawsuit was dismissed in

January 1996. The Company's insurance carriers advanced an aggregate of approximately $12,000 on behalf of such persons to pay legal fees incurred during fiscal 1995.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to all compensation paid by the Company for services rendered in all capacities to the Company's Chief Executive Officer and to each of the six other most highly paid executive officers during each of the Company's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                               ANNUAL COMPENSATION                         AWARDS
                                 ------------------------------------------------   ---------------------
                                                                   OTHER ANNUAL     SECURITIES UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY($)(1)   BONUS($)   COMPENSATION($)      OPTIONS/SARS(#)      COMPENSATION($)(2)
- - -------------------------------- ----   ------------   --------   ---------------   ---------------------   ------------------
James C. Smith.................. 1995     $667,660     $350,000       $ 9,600                   --                $9,306
President and Chief              1994      650,000     300,000         10,920                   --                 9,306
Executive Officer                1993      549,300          --          9,600              550,000                 8,597
Edward L. Wristen............... 1995      240,000      50,000             --                   --                 7,678
Executive Vice President,        1994      201,250      27,500             --               80,000                 6,635
Risk Products                    1993      152,917          --             --                8,000                 5,515
Lottie A. Kurcz................. 1995      223,333      30,000             --                   --                 7,644
Senior Vice President,           1994      185,177      26,250             --               75,000                 6,613
Risk Products                    1993      131,417          --             --                5,000                 4,708
Mary Anne Carpenter............. 1995      215,417      40,000             --                   --                 8,240
Executive Vice President,        1994      199,180      16,667             --               60,000                 7,812
Service Products                 1993      187,333          --             --                5,000                 6,776
Patrick G. Dills................ 1995      215,417      23,600             --                   --                 7,627
Executive Vice President,        1994      200,000          --             --               50,000                 6,657
Managed Care Sales               1993      199,184          --             --                   --                 5,324
Joseph E. Whitters.............. 1995      212,083      50,000             --                   --                 7,503
Vice President, Finance and      1994      188,333      31,667             --               80,000                 7,475
Chief Financial Officer          1993      168,333          --             --                8,000                 5,573
Alton L. Dickerson.............. 1995      189,583      40,000             --                   --                 7,771
Senior Vice President,           1994      154,347      28,333             --               50,000                 6,806
Provider Networks and            1993      120,879          --             --                2,500                 6,504
OUCH Systems Administration

- - ---------------
(1) Pursuant to the rules promulgated by the Commission, does not include discounts on shares of Common Stock purchased by each of the named executive officers from the Company pursuant to the Company's Employee Stock Purchase Plan, which discounts are available generally to all eligible employees.

(2) The amounts shown in this column for 1995 consist of payments made by the Company on behalf of each of Messrs. or Mses. Smith, Wristen, Kurcz, Carpenter, Dills, Whitters and Dickerson of $6,930, $6,930, $6,930, $6,930, $6,930, $6,930, and $6,930, respectively, under the Company's Retirement Savings Plan, together with insurance premiums paid by the Company in the amounts of $2,376, $748, $714, $1,310, $697, $573, and $841 for the benefit of Messrs. or Mses. Smith, Wristen, Kurcz, Carpenter, Dills, Whitters and Dickerson, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted in fiscal 1995 to any of the named executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning option exercises in fiscal 1995 by each of the named executive officers and the value of such officers' unexercised options at December 31, 1995.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                         OPTIONS/SARS AT FISCAL YEAR     IN-THE-MONEY OPTIONS/SARS AT
                             SHARES                                 END(#)                  FISCAL YEAR-END($)(1)
                           ACQUIRED ON       VALUE       ----------------------------    ----------------------------
          NAME             EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- - ------------------------   -----------    -----------    -----------    -------------    -----------    -------------
James C. Smith..........     118,750      $ 1,837,500        6,250         450,000       $    98,438     $ 9,775,000
Edward L. Wristen.......       6,000          131,750       61,000          80,000         1,085,825       1,438,925
Lottie A. Kurcz.........       4,000          112,750       26,250          61,250           555,359       1,218,328
Mary Anne Carpenter.....      67,320        1,165,951        5,500          49,250            74,250         981,928
Patrick G. Dills........      40,000        1,355,487       10,000          40,000           197,000         788,000
Joseph E. Whitters......      46,500          979,781       30,500          66,000           617,075       1,318,925
Alton L. Dickerson......       6,957           94,333       35,793          55,250           530,710         944,328

- - ---------------
(1) The closing sale price of the Common Stock on December 29, 1995, the last business day of fiscal 1995, as reported by the Nasdaq National Market was $43.50.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Mary Anne Carpenter which expires on May 23, 1996, subject to automatic renewal for successive one-year terms unless terminated by either party. Pursuant to this agreement, Ms. Carpenter receives an annual base salary of not less than $175,000, subject to annual increases of not less than the increase in the Consumer Price Index during the preceding 12-month period. Ms. Carpenter's annual base salary is currently fixed at $235,000. In addition, Ms. Carpenter is entitled to participate in all employee benefit programs and other policies and programs of the Company.

     The Company has entered into an employment agreement with Patrick G. Dills which expires on December 9, 1996, subject to automatic renewal for successive one-year terms unless terminated by either party. Pursuant to this agreement, Mr. Dills receives an annual base salary of not less than $185,000, subject to annual increases of not less than the increase in the Consumer Price Index during the preceding 12-month period. Mr. Dills' annual base salary is currently fixed at $235,000. In addition, Mr. Dills is entitled to participate in all employee benefit programs and other policies and programs of the Company.

     The Company has entered into an employment agreement with Lottie A. Kurcz which is subject to termination by either party upon 30 days notice. Ms. Kurcz's annual base salary is currently fixed at $239,200. In addition, Ms. Kurcz is entitled to participate in all employee benefit programs and other policies and programs of the Company.

     The Company has entered into an employment agreement with James C. Smith which expires on December 31, 1996 unless previously terminated in accordance with its terms. Under this agreement, Mr. Smith serves as the President and Chief Executive Officer of the Company and receives an annual base salary of not less than $650,000 and such additional compensation as may be approved from time to time by the Board of Directors based on a review of Mr. Smith's performance at the end of each fiscal year during the term of his agreement. Pursuant to the agreement, Mr. Smith is entitled to participate in all employee benefit programs and other policies and programs of the Company. The Company has also agreed to provide to Mr. Smith and his wife, for the life of each of them, at the Company's expense (subject to certain limitations) various health benefits. The agreement also requires the Company (under certain circumstances) to pay Mr. Smith the balance of the base salary amounts due under the agreement, including all accrued benefits, upon the termination of his employment. In connection with his employment agreement, in 1993 Mr. Smith was granted options to purchase 550,000 shares of Common Stock.

     The Company has entered into an employment agreement with Joseph E. Whitters which expires on May 23, 1996, subject to automatic renewal for successive one-year terms unless terminated by either party. Pursuant to this agreement, Mr. Whitters receives an annual base salary of not less than $125,000, subject to increases approved by the Company. Mr. Whitters' annual base salary is currently fixed at $235,000. In addition, Mr. Whitters is entitled to participate in all employee benefit programs and other policies and programs of the Company.

     The Company has entered into an employment agreement with Edward L. Wristen which expires on April 3, 1997, subject to automatic renewal for successive one-year terms unless terminated by either party. Pursuant to this agreement, Mr. Wristen receives an annual base salary of not less than $97,200, subject to annual increases of not less than the increase in the Consumer Price Index during the preceding 12-month period. Mr. Wristen's annual base salary is currently fixed at $260,000. In addition, Mr. Wristen is entitled to participate in all employee benefit programs and other policies and programs of the Company.

DIRECTORS' COMPENSATION

     Only those directors of the Company who are not employees or officers of the Company receive any compensation for serving on the Board of Directors or on a committee thereof. Each of such directors received a director's fee of $20,000 during 1995. In 1996, each of such directors will receive a fee of $25,000 for serving on the Board of Directors. In addition, each outside director is paid $1,000 for each Board of Directors meeting attended, and was paid $250 in 1995 and will be paid $750 in 1996 for each committee meeting attended which is on a date other than a date on which there is a Board of Directors meeting.

     The Company maintains the Directors' Plan pursuant to which the Chairman of the Board and other members of the Board of Directors who are not employees of the Company are eligible to receive options to purchase shares of Common Stock. Solely for purposes of the Directors' Plan, Ronald H. Galowich is deemed to be a director who is not also an employee or officer of the Company. Currently, under the Directors' Plan, on the date of the Board of Directors meeting immediately following each Annual Meeting of Stockholders of the Company, each eligible participant receives an option to purchase 3,000 shares of Common Stock. The Chairman of the Board of Directors receives an option to purchase an additional 10,000 shares of Common Stock, and the Chairman of each of the Audit Committee, Compensation Committee and Committee on Director Affairs receives an option to purchase an additional 1,000 shares of Common Stock. The exercise price of each such option is equal to the "fair market value" of the Common Stock on the date of grant. In 1995, pursuant to the Directors' Plan, Mr. Pritzker was granted an option to purchase 13,000 shares of Common Stock, each of Messrs. Kanter and Colman and Dr. Boskin was granted an option to purchase 4,000 shares of Common Stock and each of Messrs. Galowich and Simon and Dr. Becker was granted an option to purchase 3,000 shares of Common Stock. Each of such options was granted on May 24, 1995 and has an exercise price of $32.50, the closing price of the Common Stock on the Nasdaq National Market on such date. As described later under the heading "Amendments to the Directors' Plan," on March 26, 1996, the Board of Directors approved certain amendments to the Directors' Plan, subject to stockholder approval. The amendments seek to (i) increase by 1,000 the number of shares subject to options granted annually to each director who is not also an employee or officer of the Company, and (ii) provide for option grants to persons who are appointed to the Board of Directors. See "Amendments to the Directors' Plan."

     Pursuant to an employment agreement which expired on May 2, 1993, the Company agreed to provide to Dr. Becker, the Chairman Emeritus of the Board of Directors, and his wife, for the life of each of them, at the Company's expense (subject to certain limitations), various health benefits.

     Pursuant to a consulting agreement which expired on May 23, 1995, the Company granted to Dr. Boskin, a director of the Company, a five-year option to purchase 6,000 shares of Common Stock at an exercise price of $19.375 per share, the closing price of the Common Stock on the Nasdaq National Market on May 24,

1994, the grant date. On March 26, 1996, the Company entered into a new three-year consulting agreement with Dr. Boskin pursuant to which the Company agreed to pay Dr. Boskin a consulting fee of $5,000 per year for each year during which he serves as a director of the Company and to grant him an option under the Company's 1995 Stock Option Plan (the "1995 Plan") to purchase 3,000 shares of Common Stock each year during which he serves as a director of the Company. Pursuant to this agreement, on March 26, 1996, the Company granted to Dr. Boskin an option to purchase 3,000 shares of Common Stock at an exercise price of $48.50 per share, the closing price of the Common Stock on the Nasdaq National Market on such date.

     See "Election of Directors--Compensation Committee Interlocks and Insider Participation" and "--Certain Other Transactions" for information regarding certain transactions with other directors of the Company.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE REPORT PRESENTED BELOW AND THE PERFORMANCE GRAPH FOLLOWING SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                           REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") is responsible for reviewing and approving the two primary elements of the Company's executive compensation program--base salary and stock options. The Committee carries out its responsibilities with significant input from the Chief Executive Officer and other members of senior management. Based on such input and on an assessment of various subjective criteria including the overall contributions made by an individual (both on a current and a long-term basis) and the Company's performance, the Committee makes recommendations to the Board of Directors with respect to executive cash compensation, annual bonus awards, the establishment and maintenance of other compensation programs, and the granting of stock options, including options under the Company's 1995 Stock Option Plan (the "Option Plan") which is a part thereof (the "Executive Program"). During 1995, the Board of Directors did not modify or otherwise alter any of the Committee's recommendations. The Company's philosophy, which the Committee and the Board of Directors seek to implement, is to design compensation packages which will enable the Company to attract and retain qualified employees and encourage such persons to maximize their efforts on behalf of the Company.

     Prior to the adoption in 1995 of the Option Plan, the Company maintained a similar stock option plan and historically granted options to employees who had been with the Company at least one year as of the summer of each year. It is anticipated that the Option Plan will be administered in substantially the same manner. The purpose of the Option Plan is, and of the prior plan was, to aid the Company in securing and retaining employees and consultants and to motivate such employees and consultants to exert their best efforts on behalf of the Company. Option grants are intended to encourage performance that will result in appreciation of the market value of the Common Stock. The Committee believes that the Company's stock option plans have historically been very helpful in attracting and retaining skilled employees at all levels. Stock options are generally awarded once during the year to optionees selected by the Committee based on recommendations from the Chief Executive Officer and other members of senior management of the Company. In making option awards, the Committee considers various factors, including senior management's subjective assessment of the contributions made to the Company by the proposed optionee during the preceding year, the potential future contributions to be made by such person, such person's current salary level and the terms of previous option grants. In addition, the Committee considers other performance measures which may not directly bear on short term stock performance, including, where appropriate, sales growth, market share and improvements in relations with customers, providers and employees.

     The Company has maintained the Executive Program since its adoption in 1994. The purpose of the Executive Program is to attract and retain highly qualified members of senior management and to align the interest of such persons with the interests of the Company's stockholders. Pursuant to the Executive Program, which is administered under and as part of the Option Plan, key members of senior management are eligible, at three year intervals, to receive incrementally vesting stock options. The Chief Executive Officer nominates participants and recommends grant awards. In addition to the factors outlined above, these recommendations are based on predetermined guidelines which take into account a potential grantee's salary and current management position. The recommendations are then considered and voted upon by the Committee. Stock options are to be granted under the Executive Program by the Committee at three year intervals (grants to newly hired key employees may be made earlier) and the options vest and become exercisable over the five years following the date of grant. By making large, infrequent grants of options and extending the vesting of such options over a five-year period, the Company is able to provide senior management a significant financial stake in the future success of the Company while also creating a strong disincentive for such persons to leave the Company's employ before the options fully vest. To date, options covering an aggregate of 570,000 shares of Common Stock have been granted to 14 members of senior management, including some of the executive officers named in the Summary Compensation Table contained elsewhere herein. No further grants will be made under the Executive Program, other than to newly hired key employees, prior to 1997. Options under the Executive Program were granted at an exercise price equal to 85% of the closing sale price of the Common Stock on the date of grant. Options previously granted under the Executive Program vest at a rate of 20% per year on each of the first five annual anniversaries of the date of grant and expire ten years from the grant date.

     The Chief Executive Officer is authorized to extend an offer of employment to, and establish the salary of, an executive officer whose annual salary is less than $350,000. In the case of an executive officer whose annual salary will equal or exceed $350,000, the hiring of such individual and the amount of compensation to be paid is subject to the approval of the Board of Directors. In considering the advisability of extending an offer of employment to a prospective executive officer and establishing such person's compensation, the Board of Directors considers and affords great importance to the recommendations of the Chief Executive Officer, which are generally based on his subjective analysis of such individual's prior professional experience, leadership qualities, expected contributions to the Company and responsibilities to be undertaken on behalf of the Company. After an executive officer has joined the Company, depending on the relevant circumstances, increases in his or her salary are either as provided for in his or her employment agreement, approved by the Chief Executive Officer, or approved by the Board of Directors.

     Under an employment agreement with James C. Smith, the Company's Chief Executive Officer, which expires on December 31, 1996, the Committee is obligated to review Mr. Smith's performance at the end of each fiscal year and recommend to the Board of Directors the amount of bonus compensation, if any, to which he is entitled. Based on its review of Mr. Smith's performance in 1995, the Committee recommended the payment to Mr. Smith of bonus compensation in the amount of $350,000, which recommendation was approved by the Board of Directors in December 1995. In reviewing Mr. Smith's performance during 1995, the Committee considered numerous factors including his contributions with respect to (i) the record revenues, earnings and profit margins attained by the Company in 1995, (ii) the successful solidification of the Company's relationships with its distribution partners and the addition of several significant new clients,
(iii) the prospective growth of the Company through the development of risk products and the then contemplated acquisition of a small health insurance company (which was completed in February 1996) through which such products will be marketed. Additional factors considered by the Committee include Mr. Smith's continuing importance to the Company's future growth and his leadership in guiding the exploration of new markets (and expanding current markets) in order to ensure that the Company retains its competitive position.

     Provisions of the Internal Revenue Code of 1986, as amended eliminate the deductibility of compensation over $1,000,000 paid to certain executive officers unless such compensation is "performance-based". In order to maximize permissible deductions, it is anticipated that future determinations of compensation will continue to be conditioned upon the Company's achievement of certain performance goals identified by the Committee or the Board of Directors.

                                          THE COMPENSATION COMMITTEE

                                          Robert S. Colman, Chairman
                                          Ronald H. Galowich
                                          David E. Simon

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Common Stock for the five fiscal years ended December 31, 1995 with the cumulative total return on the Nasdaq Health Services Index and the Nasdaq Total Return Index (US) over the same period (assuming the investment of $100 in each of the Common Stock, the Nasdaq Health Services Index and the Nasdaq Total Return Index (US) on December 31, 1990).

     NOTE: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                                 NASDAQ Health   NASDAQ Total
      Measurement Period            Company        Services      Return Index
    (Fiscal Year Covered)        Common Stock        Index          (U.S.)
12/31/90                                100.00          100.00          100.00
12/31/91                                458.00          223.00          161.00
12/31/92                                348.00          231.00          187.00
12/31/93                                286.00          266.00          215.00
12/31/94                                396.00          286.00          210.00
12/31/95                                504.00          365.00          296.00

                       AMENDMENTS TO THE DIRECTORS' PLAN

     GENERAL. On May 23, 1991, the Board of Directors adopted the Directors' Plan which provides for the granting of options to purchase up to an aggregate of 330,000 shares of Common Stock to the Chairman of the Board and members of the Board of Directors who are not also employees or officers of the Company. As of April 1, 1996, options covering an aggregate of 174,000 shares of Common Stock had been granted under the Directors' Plan, all of which are immediately exercisable, and 156,000 shares remained available for future option grants. On March 26, 1996, the Board approved certain amendments to the Directors' Plan which would (i) increase by 1,000 the number of shares subject to options granted annually to each director who is not also an employee or officer of the Company and (ii) provide for option grants to non-employee directors upon their election to the Board of Directors.

     The Company believes that the Directors' Plan is an effective way to align the interests of its directors and stockholders. The proposed amendments will enable the Company to continue to attract highly qualified persons to serve as directors by permitting the Committee to make discretionary grants of options to new members of the Board of Directors. In the event the proposed amendments to the Directors' Plan are not approved by the requisite stockholder vote, the Company may consider adopting an alternative plan for members of the Board of Directors who are not also employees or officers of the Company which would be designed to achieve similar goals and provide comparable benefits to participants.

     The following summary is qualified in its entirety by reference to the full text of the Directors' Plan, as amended.

     PURPOSE. The purpose of the Directors' Plan is to aid the Company in securing individuals to serve on its Board of Directors and to provide financial incentives to such directors to exert their best efforts on behalf of the Company.

     ADMINISTRATION. The Directors' Plan is administered by the Compensation Committee, which has the power to administer, construe and interpret the Directors' Plan and to implement fully the provisions thereof. The Board of Directors appoints the members of the Compensation Committee, fills vacancies on the Compensation Committee and has the power to replace members of the Compensation Committee with other eligible persons at any time. The current members of the Compensation Committee are Robert S. Colman (Chairman), Ronald H. Galowich and David E. Simon.

     ELIGIBILITY. The Chairman of the Board and members of the Board of Directors who are not also employees or officers of the Company are eligible to receive options under the Directors' Plan. Solely for the purposes of the Directors' Plan, Ronald H. Galowich is deemed to be a director who is not also an employee or officer of the Company. Seven directors are currently eligible to participate in the Directors' Plan, including the members of the Compensation Committee. If the proposed amendments are approved by the requisite stockholder vote, the Compensation Committee will be able to make discretionary grants to new members of the Board of Directors.

     SHARES SUBJECT TO PLAN. The Directors' Plan currently provides for the issuance of up to an aggregate of 330,000 shares of Common Stock (subject to adjustment pursuant to the anti-dilution provisions of the Directors' Plan). In the event that there is any change in the outstanding Common Stock by reason of a recapitalization, merger, reorganization, consolidation, split-up, stock dividend or stock right distribution, the number and kind of shares deliverable upon exercise of options granted pursuant to the Directors' Plan and the exercise price thereof will be adjusted in an equitable manner by the Board of Directors.

     If an option expires or terminates for any reason during the term of the Directors' Plan without having been exercised in full, the shares subject to the unexercised portion of such option will be available for issuance upon the exercise of future options granted under the Directors' Plan.

     GRANT OF OPTIONS. The Directors' Plan currently provides that each year on the date of the Board of Directors meeting immediately following the Annual Meeting of Stockholders (the "Grant Date"), each participant in the Directors' Plan will be granted an option to purchase 3,000 shares of Common Stock. In addition, each year on the Grant Date (i) the Chairman of the Board will be granted an option to purchase an additional 10,000 shares of Common Stock and
(ii) the Chairman of each of the Audit Committee and the Compensation Committee will be granted an option to purchase an additional 1,000 shares of Common Stock. If the proposed amendments are approved by the requisite stockholder vote, the number of shares subject to options granted annually to plan participants will be increased to 4,000. In addition, if the proposed amendments are approved, the Compensation Committee will be authorized to grant options to persons upon their election to the Company's Board of Directors. Options granted under the Directors' Plan are intended to be "nonstatutory options" and are not intended to be "incentive stock options" under Section 422 of the Code.

     As of April 1, 1996, options to acquire an aggregate of 156,000 shares of Common Stock were outstanding under the Directors' Plan. Each of such options has an exercise price ranging from $14.75 to $32.50, the fair market value per share on the date each such option was granted. The persons named in the table under "Compensation of Executive Officers" are not eligible to participate in the Directors' Plan.

     EXERCISE PRICE. Each option granted pursuant to the Directors' Plan will have a per share exercise price equal to 100% of the "fair market value" (as defined in the Directors' Plan) of a share of Common Stock on the Grant Date. As of April 1, 1996, the fair market value per share of Common Stock was $50.00 per share.

     TERMS OF OPTIONS. Options granted pursuant to the Directors' Plan may have a term of up to ten years. The period during which an option is exercisable may be reduced as provided in the Directors' Plan in the event of termination of service as a director of the Company or upon the retirement or death of the optionholder. See "Death, Disability, Retirement or Termination of Service" below.

     EXERCISE OF OPTIONS. Options granted pursuant to the Directors' Plan are exercisable in such installments and during such periods as may be fixed by the Committee at the time of grant.

     Upon the exercise of an option, the optionee is required to make payment in full to the Company of the exercise price therefor (and any required tax withholding payment) (i) in cash or cash equivalent payment and/or (ii) with previously acquired shares of Common Stock or a combination of cash or cash equivalent and shares of Common Stock having an aggregate fair market value equal to the exercise price (and any required tax withholding payment).

     NON-ASSIGNABILITY OF OPTIONS. Options granted under the Directors' Plan are not transferable other than by will or the then applicable laws of descent and distribution. During the lifetime of an optionholder, options may be exercised only by the optionholder.

     DEATH, DISABILITY, RETIREMENT OR TERMINATION OF SERVICE. If an optionholder dies while serving as a director of the Company or within two years after termination of service as a director of the Company by virtue of retirement or of becoming disabled (or such shorter period as is specified in such optionholder's option agreement), an option held by such person may thereafter be exercised only to the extent they were exercisable at the time of death, giving effect to any acceleration of exercisability triggered by such death, within the earlier of (i) two years after the date of death or (ii) the date of expiration of the option. Such option may be exercised during the permitted period only by the person or persons to whom the optionholder's rights under the option passes by the optionholder's will or by the then applicable laws of descent and distribution.

     If an optionholder's service as a director of the Company is terminated due to disability and such optionholder has served continuously from the date of grant, he may, within up to two years after the date of such termination but before expiration of the original exercise period, purchase some or all of the shares with respect to which he was entitled to exercise the option immediately prior to such termination, giving effect to any acceleration of exercisability triggered by such disability.

     In the case of an optionholder who has served continuously from the date of grant and whose service as a director of the Company is terminated due to retirement, resignation, removal, failure to be nominated by the Board of Directors for re-election or failure to be re-elected by the stockholders of the Company, such optionholder may, within up to two years after the date of any such termination but before the expiration of the original exercise period, acquire the shares subject to such option immediately prior to such termination, giving effect to any acceleration of exercisability triggered by such termination. In the case of a termination "due to cause," all outstanding options of the optionee shall be cancelled as of the date such optionee is given notice of termination.

     RIGHTS AS A STOCKHOLDER. No person shall have any rights of a stockholder of the Company as to shares of Common Stock subject to an option until such option is exercised and certificates representing such shares are received by the optionholder.

     AMENDMENT AND DISCONTINUANCE. The Board of Directors may at any time and from time to time, alter, suspend or discontinue the Directors' Plan without the approval of the Company's stockholders, but may not, without the approval of the holders of a majority of the Company's outstanding capital stock, make any alteration or amendment to the Directors' Plan which operates to (a) abolish the Committee, change the qualification of its members, or withdraw administration of the Directors' Plan from its supervision, (b) make any material change in the class of eligible employees as defined in the Directors' Plan, (c) increase the total number of shares reserved for purposes of the Directors' Plan, except for such adjustments as are permitted under the Directors' Plan, (d) increase the total number of shares for which an option or options may be granted to any participant, (e) extend the term of the Directors' Plan or the maximum option exercise periods provided for therein, (f) decrease the minimum option price specified in the Directors' Plan, except as provided for therein, (g) change the limitation on fair market value specified in the Directors' Plan, or (h) materially increase the benefits accruing to persons participating in the Directors' Plan.

     TERMINATION. The period during which options can be granted under the Directors' Plan expires on May 22, 2001 unless earlier terminated by the Board of Directors. No amendment, discontinuance or termination of the Directors' Plan will have any effect on options then outstanding.

     MISCELLANEOUS. The Directors' Plan is not qualified under Section 401 of the Code. In addition, the Directors' Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     PARTICIPATION IN THE DIRECTORS' PLAN. During 1995, the seven non-employee directors (excluding Mr. Foley) received options covering an aggregate of 34,000 shares of Common Stock pursuant to the Directors' Plan. Under the proposed amendments to the Directors' Plan, such persons would have received options covering an aggregate of 41,000 shares of Common Stock during 1995.

     FEDERAL INCOME TAX CONSEQUENCES. Following is a brief summary of the principal federal income tax consequences of the grant and exercise of an option granted under the Directors' Plan and the subsequent disposition of shares acquired upon such exercise. This summary is not intended to be exhaustive and does not describe all federal, state, or local tax laws.

     No income is realized by an optionholder upon the grant of an option. Upon the exercise of an option, the amount by which the fair market value on the date of exercise of the shares of Common Stock received upon the exercise of such option ("Option Stock") exceeds the option price will be taxed as ordinary income to an optionholder, and the Company will be entitled to a deduction in an equal amount.

     Upon subsequent sales of Option Stock, an optionholder may realize short-term or long-term capital gain or loss, assuming such shares constitute capital assets in an optionholder's hands and depending upon the bolding period of the shares, measured by the difference between the selling price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the optionholder as a result of such exercise.

     If an option is exercised and payment is made by means of previously acquired shares, or previously acquired shares and cash, there is no gain or loss recognized by the optionholder with respect to the previously acquired shares. The optionholder's basis in the newly acquired shares is the same as the optionholder's basis in the previously acquired shares, increased by the amount of any additional cash paid by the optionholder and the ordinary income realized by the optionholder on the exercise of the option for federal income tax purposes.

     BOARD RECOMMENDATION. The Board of Directors recommends that stockholders vote FOR approval of the proposed amendments to the Directors' Plan.

                                    AUDITORS

     The Company has engaged Deloitte & Touche LLP to audit the Company's financial statements for fiscal 1996. Deloitte & Touche LLP audited the Company's financial statements for fiscal 1995 and the decision to retain Deloitte & Touche LLP was approved by the Audit Committee of the Board of Directors and the Board of Directors of the Company.

     A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting of Stockholders where he will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

                      1997 ANNUAL MEETING OF STOCKHOLDERS

     The 1997 Annual Meeting of Stockholders is presently scheduled to be held on May 19, 1997. Any proposals of stockholders intended to be personally presented at such meeting must be received by the Secretary of the Company for inclusion in the Company's Proxy Statement and form of proxy no later than December 21, 1996.

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                                                     HEALTHCARE COMPARE CORP.

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             JAMES C. SMITH, RONALD H. GALOWICH and JOSEPH E. WHITTERS and each of them, are hereby constituted and appointed the
          lawful attorneys and proxies of the undersigned, with full power of   substitution, to vote and act as proxy with respect
          to all shares of common stock, $.01 par value, of HEALTHCARE COMPARE CORP. (the "Company") standing in the name of the undersigned on the books of the Company at the close of business on April 1, 1996, at the Annual Meeting of Stockholders
          to be held at the offices of the Company, 3200 Highland Avenue, Downers Grove, Illinois 60515, at 10:00 a.m., local time, on Tuesday, May 21, 1996, and at any postponements or adjournments thereof, as follows.


          (1) ELECTION OF DIRECTORS     / / FOR all nominees listed below           / / WITHHOLD AUTHORITY
                                        (except as marked to the contrary below)    to vote for all nominees listed below


          (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

            Thomas J. Pritzker, Robert J. Becker, M.D., Michael J. Boskin, Ph.D., Daniel S. Brunner, Robert S. Colman,
                               Ronald H. Galowich, Burton W. Kanter, David E. Simon, James C. Smith

          (2) APPROVAL OF CERTAIN AMENDMENTS TO THE DIRECTORS' OPTION PLAN

                                / / FOR                     / / AGAINST                     / / ABSTAIN

          (3) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any postponements or adjournments thereof.

                                              (PLEASE SIGN AND DATE ON REVERSE SIDE)

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                                                    (CONTINUED FROM OTHER SIDE)

             THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY
          WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE APPROVAL OF CERTAIN AMENDMENTS TO THE DIRECTORS' OPTION PLAN.








                                                                             Signed: ____________________________________

                                                                                     ____________________________________

                                                                             Dated:  ______________________________, 1996

                                                                             (Please sign proxy as name appears thereon. Joint
                                                                             owners should each sign personally. Trustees and
                                                                             others signing in a representative capacity
                                                                             should indicate the capacity in which they sign.)

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